Exhibit 99.1

IMPORTANT NOTICE OF BLACKOUT PERIOD CONCERNING LIMITATIONS ON
TRADING IN OLIN CORPORATION EQUITY SECURITIES

To: Directors and Executive Officers of Olin Corporation (“Olin”)

From: Inchan Hwang, Vice President, Deputy General Counsel and Corporate Secretary

Date: September 6, 2024

This notice is to inform you of significant restrictions on your ability to transact in Olin equity securities during an upcoming “blackout period.” The restrictions during this period are imposed on Olin directors and executive officers by (i) Section 306(a) of the Sarbanes-Oxley Act of 2002 and (ii) Securities and Exchange Commission (“SEC”) Regulation BTR (Blackout Trading Restriction) and are in addition to Olin’s regularly scheduled blackout periods related to our earnings releases.

To facilitate the transition of the plan administrator for the Olin Corporation Contributing Employee Ownership Plan (the “CEOP”) from Voya to Empower, there will be a blackout period during which CEOP participants will be temporarily unable to access their accounts under the CEOP and will be unable to transfer or diversify investments in their individual accounts, including accounts that hold Olin common stock, or obtain a loan, withdrawal or distribution from the CEOP.

The blackout will begin for Olin equity securities at 4:00 p.m. (Eastern Time) on September 26, 2024, and is expected to end the week of October 13, 2024 (the “Blackout Period”).

In accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and SEC Regulation BTR, during the Blackout Period, Olin directors and executive officers are, with limited exceptions, prohibited from purchasing, selling, or otherwise acquiring or transferring, directly or indirectly, any equity security of Olin acquired in connection with his or her service or employment as a director or executive officer. These restrictions apply to your holdings both inside and outside of the CEOP.

Please note the following:

•The term “equity securities” is defined broadly to include Olin common stock, stock options, restricted stock units, performance share units and other equity derivatives.

•Transactions covered by this trading restriction are not limited to those involving your direct ownership, but include any transaction in which you have a pecuniary interest (for example, transactions by your immediate family members living in your household).

•Among other things, you are prohibited from (i) selling shares of Olin common stock acquired pursuant to an exercise of options, (ii) selling shares of Olin common stock originally granted as a restricted stock unit or a performance share unit in connection with your service as a director or employment as an executive officer, or (iii) selling shares of Olin common stock to cover withholding taxes upon the exercise of options or the vesting of restricted stock units or performance share units.

•Although you are permitted to engage in transactions involving Olin equity securities that were not acquired in connection with your service as a director or employment as an executive officer, there is a presumption that any such transactions are prohibited unless you can identify the source of the equity securities and show that you used the same identification for all related purposes, such as tax reporting and disclosure requirements.

These prohibitions apply in addition to the trading restrictions under Olin’s Insider Trading Policy. If you engage in a transaction that violates these rules, you may be required to disgorge your profits from the transaction, and you may be subject to civil and criminal penalties.

Because of the severity of the penalties and other remedies and the complexity of the regulations, please contact me before engaging in any transaction involving Olin equity securities during the Blackout Period.

For inquiries during the Blackout Period and for a period of two years thereafter about the Blackout Period, its beginning or ending dates or the information in this Notice, please contact me at:

Olin Corporation
Attention: Corporate Secretary
190 Carondelet Plaza, Suite 1530
Clayton, Missouri 63105
Telephone Number: (314) 480-1400

Thank you for your attention to this matter.